As filed with the Securities and Exchange Commission on March 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	35-1811116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of Principal Executive Offices, Zip Code)

Calumet GP, LLC Amended and Restated Long-Term Incentive Plan

(Full title of the plan)

Todd Borgmann

Executive Vice President and Chief Financial Officer

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(317) 328-5660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Krista Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, Texas 75201

Telephone: (214) 698-3100

Facsimile: (214) 571-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement (“Registration Statement”) registers 1,400,000 additional common units representing limited partner interests (“Common Units”) in Calumet Specialty Products Partners, L.P. (the “Registrant”) to be issued pursuant to the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended from time to time (the “Plan”). The contents of the Registrant’s Registration Statements on Forms S-8 filed with the Securities and Exchange Commission (the “SEC”) on November  16, 2006 (File No. 333-138767), February  28, 2013 (File No. 333-186961), December  11, 2015 (File No. 333-208511) and August  9, 2018 (File No. 333-226740), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the Common Units registered hereunder are in addition to the Common Units registered on such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Certificate of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on October 7, 2005 (File No. 333-128880)).

4.2	Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 13, 2006 (File No. 000-51734)).

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 11, 2006 (File No. 000-51734)).

4.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2008 (File No. 000-51734)).

4.5	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2018 (File No. 000-51734)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on signature page hereto).

99.1	Calumet GP, LLC Amended and Restated Long-Term Incentive Plan (As Amended and Restated Effective December 10, 2015) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 11, 2015 (File No. 000-51734)).

99.2	First Amendment to Calumet GP, LLC Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 8-K filed with the SEC on February 22, 2022 (File No. 000-51734)).

107.1	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on March 4, 2022.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

By:	/s/ Todd Borgmann
Name:	Todd Borgmann
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Todd Borgmann and Vincent Donargo, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Stephen P. Mawer Stephen P. Mawer	Director and Chief Executive Officer (Principal Executive Officer)	March 4, 2022

/s/ Todd Borgmann Todd Borgmann	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2022

/s/ Vincent Donargo Vincent Donargo	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2022

/s/ Fred M. Fehsenfeld Fred M. Fehsenfeld	Chairman of the Board	March 4, 2022

/s/ James S. Carter James S. Carter	Director	March 4, 2022

/s/ Amy Schumacher Amy Schumacher	Director	March 4, 2022

/s/ Robert E. Funk Robert E. Funk	Director	March 4, 2022

/s/ Daniel J. Sajkowski Daniel J. Sajkowski	Director	March 4, 2022

/s/ Daniel L. Sheets Daniel L. Sheets	Director	March 4, 2022

/s/ Paul Raymond Paul Raymond	Director	March 4, 2022

/s/ Jennifer Straumins Jennifer Straumins	Director	March 4, 2022